Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 9, 2008

Lorillard, Inc.

714 Green Valley Road

Greensboro, North Carolina 27408-7018

Re:	Lorillard, Inc.

Registration Statement on Form S-4 (File No. 333-149051)

Ladies and Gentlemen:

We have acted as special counsel to Lorillard, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-149051), as amended to the date hereof (the “Registration Statement”) of the Company, as initially filed on February 5, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to (a) 108,478,429 Shares (the “Redemption Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be distributed by Loews Corporation, a Delaware corporation (“Loews”), to holders of Carolina Group common stock, a class of common stock of Loews (“Carolina Group Stock”), in redemption of all outstanding shares of Carolina Group Stock and (b) up to 65,445,000 shares (the “Exchange Offer Shares”) of Common Stock to be offered by Loews in exchange for outstanding shares of Loews’s common stock. The Redemption Shares and the Exchange Offer Shares are collectively referred to herein as the “Shares.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Securities; (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the By-laws of the Company, as amended to date and currently in effect; (iv) certain resolutions of the Board of Directors of the Company; and (v) certain resolutions of the sole stockholder of the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Lorillard, Inc.

May 9, 2008

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP